Exhibit 10.22

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of June 27, 2012 (the “Effective Date”) by and between METABOLEX, INC., a Delaware corporation located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”), and SNPLIVE, LLC, a company with a mailing address at 5086 Holborn Way, San Ramon, CA 94582 (“Consultant”).

IN CONSIDERATION of the mutual obligations set forth below, the parties hereby agree as follows:

1. PERFORMANCE OF SERVICES. Consultant shall provide consulting services to Metabolex (the “Services”) in the field of fundraising and related financial services (the “Field”). Consultant shall render the Services at such times as may be mutually agreed upon by Consultant and Metabolex and at a minimum of two days per week. Consultant shall perform the Services at Metabolex’s principal place of business, another Metabolex location, or at other places upon mutual agreement of the parties. Consultant shall perform the Services in a timely and professional manner consistent with industry standards, and shall comply with all applicable laws and regulations in performing the Services.

2. COMPENSATION. Metabolex shall pay Consultant the compensation listed in Exhibit A for performing Services requested by Metabolex. Consultant will provide Metabolex, on a monthly basis, itemized invoices detailing the amount and type of Services provided by Consultant during the applicable month. All payments due to Consultant under this Agreement will be made by Metabolex within 30 days of receipt of a proper invoice therefor. Metabolex shall also reimburse Consultant for out-of-pocket expenses incurred by Consultant in performing the Services, provided that such expenses are supported by written receipts and are reasonable and necessary as determined by Metabolex. In no event shall Metabolex be required to reimburse Consultant with respect to general, administrative or other overhead expenses. Travel expenses must be approved by Metabolex in advance.

3. MAINTAINING CONFIDENTIAL INFORMATION

3.1 Confidential Information. During the term of this Agreement and in the course of Consultant’s performance hereunder, Consultant may receive or otherwise be exposed to confidential and/or proprietary information relating to Metabolex’s technology, know-how, data, inventions, developments, plans, business practices, and strategies (collectively referred to as “Confidential Information”). Confidential Information may include, without limitation, the following: (i) business or technical information concerning research, development, commercial plans and strategies, experimental work, design details and specifications, business operations and systems, marketing techniques, marketing plans, material pricing policies, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, customers, licensees, vendors, clinical development strategies, and scientific evaluations, and (ii) any patent, patent application, trade secret, invention, idea, procedure, formulation, process, formula, chemical compound, biological material, assay, or data. Without limiting the foregoing in any way, all information disclosed by Metabolex to Consultant that is related to the Field shall be considered Confidential Information.

3.2 Non-Disclosure and Non-Use of Confidential Information. All Confidential Information is the sole and exclusive property of Metabolex. Consultant shall not reproduce any Confidential Information without the prior written consent of Metabolex, shall not use Confidential Information except in the performance of the Services, and shall not to disclose all or any part of the Confidential Information in any form to any third party. In particular, Consultant shall not file any patent application containing any claim the subject matter of which is derived from Confidential Information.

3.3 Protection of Confidential Information. Consultant shall take security precautions equal to or greater than those security precautions Consultant employs to protect Consultant’s own highly confidential information, but in any event not less than reasonable security precautions, to protect from disclosure and to keep confidential the Confidential Information, including without limitation, protection of documents from theft, unauthorized duplication and discovery of contents, and restrictions on access by other persons to Confidential Information. Consultant may make a limited disclosure of such Confidential Information as Consultant may be required to disclose by law, government regulation or court order; provided, however, that in any such event, Consultant will give Metabolex at least 30 days advance notice so that Metabolex may seek a protective order or take other action reasonable in light of the circumstances to prevent and/or limit the scope of any such disclosure.

3.4 Exceptions to Confidential Information. Confidential Information shall not be deemed to include information that: (a) is now, or hereafter becomes, through no act or failure to act on the part of Consultant, generally known or available; (b) is known by Consultant at the time of receiving such information as evidenced by his or her written records; (c) is hereafter furnished to Consultant by a third party, as a matter of right and without restriction on disclosure; or (d) is the subject of a written permission to disclose provided by Metabolex. For clarity, it is understood that notwithstanding the fact that individual components of information are in the public domain, but a particular compilation or integration of such components is not in the public domain, the fact that such individual components are in the public domain does not relieve the Consultant of its obligations of confidentiality under this Section 3.4 with regard to the compilation or integration of such components.

3.5 Third Party Information. During the term of this Agreement, Consultant agrees to properly protect any proprietary information or trade secrets of Consultant’s former or concurrent employers or companies, if any, and agrees not to bring onto the premises of Metabolex any unpublished documents or any property belonging to Consultant’s former or concurrent employers or companies unless consented to in writing by those employers or companies. Consultant further recognizes that Metabolex has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Metabolex’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Consultant agrees, both during the term of Consultant’s engagement and thereafter, to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with Metabolex’s agreement with the third party) or use it for the benefit of anyone other than Metabolex or such third party (consistent with Metabolex’s agreement with the third party).

3.6 Term of Confidentiality Obligations. Consultant’s obligations of non-disclosure, non-use and protection of Confidential Information will survive termination of this Agreement and will be binding upon Consultant for five years after the Effective Date.

4. INVENTIONS

4.1 Disclosure of Inventions. Consultant shall promptly and fully disclose to Metabolex any and all ideas, improvements, inventions, know-how, techniques, and works of authorship learned, conceived, or developed by Consultant, either alone or jointly with others, pursuant to the performance of the Services or that result from the use of equipment or premises owned or leased by Metabolex (the “Inventions”). Consultant agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings or in any other form that may be required by Metabolex) of all work performed relating to the Services, including all proprietary information developed relating thereto, and such records shall be available to and remain the sole property of Metabolex at all times.

4.2 Ownership of Inventions. Consultant agrees that any and all Inventions shall be the sole and exclusive property of Metabolex. Consultant hereby assigns to Metabolex all his or her right, title, and interest in and to any and all Inventions. Consultant further agrees that Metabolex is and shall be vested with all rights, title, and interest, including patent, copyright, trade secret, and trademark rights, in and to all of Consultant’s Inventions under this Agreement.

4.3 Perfecting Proprietary Rights. Consultant agrees to assist Metabolex in every proper way to obtain and enforce United States and foreign proprietary rights relating to the proprietary rights (including Inventions) in any and all countries. To that end, Consultant agrees to execute, verify and deliver such documents and perform such other acts (including appearing as a witness) as Metabolex may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such proprietary rights and the assignment thereof. In addition, Consultant agrees to execute, verify, and deliver assignments of such proprietary rights to Metabolex or its designee. Consultant’s obligation to assist Metabolex with respect to proprietary rights in any and all countries shall continue beyond the termination of the Agreement, but Metabolex shall compensate Consultant at a reasonable rate after such termination for the time actually spent by Consultant at Metabolex’s request on such assistance.

4.4 Designation of Attorney in Fact. In the event Metabolex is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified in Section 4.3, Consultant hereby irrevocably designates and appoints Metabolex and its duly authorized officers and agents as Consultant’s agent and attorney in fact to execute, verify and file, with the same legal force and effect as if executed by Consultant, any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph. Consultant hereby waives and quitclaims to Metabolex any and all claims of any nature whatsoever that Consultant now or may hereafter have for infringement of any proprietary rights assigned to Metabolex.

5. COMPLIANCE WITH LAWS AND COMPANY POLICIES

5.1 Compliance with Laws. Consultant agrees to abide by all applicable laws related to performance of Services.

5.2 Compliance with Company Policies. If, at any time, Consultant is required to work at any of Metabolex’s premises or use any of its equipment, Consultant will comply with all applicable company policies, including health and safety rules, security regulations, sexual harassment, and other instructions issued by Metabolex, which will be made available to Consultant at such time.

6. OWNERSHIP; NO LICENSE. Confidential Information received by Consultant and any extracts, summaries, and abstracts thereof and any developments materially derived therefrom are and shall remain the sole property of Metabolex. Nothing contained in this Agreement, nor either party’s performance under it, shall be construed as granting Consultant any rights or licenses, express or implied, to use or disclose for any purpose whatsoever any intellectual property (including but not limited to any trade secrets, know-how, trademarks, copyrights, and patents) or Confidential Information, owned or controlled or licensed by Metabolex. Consultant shall not perform any Services on time that Consultant is required to devote to any third party. Consultant shall not use the funding, resources or facilities of any third party to perform the Services and shall not perform any Services in any manner that would give any third party rights to the product of such work.

7. No CONFLICTS. Consultant represents and warrants that it is not a party to any existing agreement that will be breached by Consultant’s performance of the Services or that conflict with the terms of this Agreement.

8. TERM AND TERMINATION. This Agreement automatically terminates on September 30, 2012 unless earlier terminated as provided herein or extended upon the agreement of the parties. Either party may terminate this Agreement at any time upon 30 days’ written notice. Promptly after the termination of this Agreement, Consultant shall return to Metabolex all whole and partial copies and derivatives of Confidential Information, Inventions, and other materials belonging to Metabolex that are in Consultant’s possession or under Consultant’s direct or indirect control. Articles 3 through 14 shall survive the termination of this Agreement.

9. ASSIGNMENT. Due to the personal nature of the Services to be rendered by Consultant hereunder, Consultant may not assign this Agreement nor subcontract any of the Services to be performed under this Agreement. Metabolex may assign all its rights and liabilities under this Agreement to any of its affiliates or to a successor to all or a substantial part of its business or assets without the consent of Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the assigns and successors of the respective parties.

10. NOTICES. Any notices required or permitted under this Agreement shall be in writing and shall be delivered to the appropriate party at the address set forth herein or at such other address as the party shall specify in writing. Such notice shall be deemed given (i) upon the date of delivery when delivered personally; (ii) upon the date such notice is transmitted by facsimile when sent by facsimile, provided that such transmission is subsequently confirmed by telephone; (iii) one day after sending when sent by private courier service (such as Federal Express); or (iv) three days after the date of mailing when sent by certified or registered mail, postage prepaid.

11. INDEPENDENT CONTRACTOR; CONSULTANT PERSONNEL

11.1 INDEPENDENT CONTRACTOR. It is understood and agreed that Consultant is an independent contractor and not an agent or employee of Metabolex, and is not authorized to act on behalf of Metabolex. Consultant agrees not to hold herself out as, or give any person any reason to believe that he or she is an employee, agent, joint-venture partner, or other partner of Metabolex.

11.2. Consultant Personnel. Consultant will not be eligible for any employee benefits from Metabolex, nor will Metabolex make deductions from any amounts payable to Consultant for taxes. All payroll and employment taxes and insurance, and benefits shall be the sole responsibility of Consultant. Consultant further agrees to maintain workers’ compensation insurance in the amount required by the laws of the state in which Consultant’s employees performing the Services are located. Consultant shall provide Metabolex with a completed IRS Form W-9, including his or her United States Tax Identification Number (TIN) upon execution of this Agreement. Metabolex shall provide Consultant with an Internal Revenue Service (IRS) Form 1099 in connection with the performance of the Services.

12. REMEDIES. Consultant hereby acknowledges and agrees that in the event of any breach of Articles 3 or 4 of this Agreement by Consultant, including, without limitation, the actual or threatened disclosure of Confidential Information or Inventions without the prior express written consent of Metabolex, Metabolex will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Consultant hereby agrees that Metabolex shall be entitled to obtain equitable and such other further relief as may be granted by a court of competent jurisdiction for such breaches, without the requirement of posting bond or other similar measures.

13. REPRESENTATION OF NON-DISBARMENT. Consultant warrants and represents that he or she has never been (a) debarred or convicted of a crime for which a person can be debarred under Section 306 of the United States Food, Drug and Cosmetic Act of 1938, 21 USC § 321 (the “FDCA”) and/or any corresponding foreign laws or regulations, or (b) threatened to be debarred or indicted for a crime or otherwise engaged in conduct for which a person can be debarred under Section 306 of FDCA and/or any corresponding foreign laws or regulations, and Consultant agrees to promptly notify Metabolex in the event of such debarment, conviction, threat or indictment occurring during the term of this Agreement and for three years following termination of this Agreement.

14. MISCELLANEOUS

14.1. ADVICE OF COUNSEL. Each party represents that it has voluntarily executed this Agreement having read and fully understood it, and after having the opportunity to freely consult with counsel or other advisor(s) of each party’s choice, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or the other and will be construed accordingly.

14.2. SEVERABILITY. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

14.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of original signature pages sent by facsimile or pdf have the same effect as signature pages containing original signatures.

14.4. GOVERNING LAW. This Agreement is governed by the laws of the State of California without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of competent jurisdiction in or covering the County of Alameda, CA, and each party hereby consents to the exclusive jurisdiction and exclusive venue of such courts.

14.5. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to its subject matter, and supersedes and cancels all prior and contemporaneous representations, understandings, agreements and discussions between the parties relating to the subject matter of this Agreement. Each party acknowledges that in agreeing to enter into this Agreement, it has not relied on any representation, warranty or other assurance save as expressly set out in this Agreement and (except in the case of fraud) neither party shall have any remedy against the other in the event that any such representation, warranty or assurance is found to be untrue.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

METABOLEX, INC.	SNPLIVE, LLC

By:	By:
Name:	Name:	SUJAL SHAH
Title:	Title:	President

FEIN or SS#: 45-    - 4928818

Exhibit A

Compensation Formula

1.	Consultant shall be paid at a rate of 200 dollars per hour (“USD Compensation”); and

2.	Consultant agrees that Metabolex, at Metabolex’s sole discretion, may exchange up to 50 percent of consultant’s total USD Compensation for Metabolex common stock options valued at the price set at the next financing. If a change of control transaction occurs prior to the next financing or if Metabolex chooses not to complete a financing then Consultant shall be paid 100 percent of Consultant’s total compensation in USD.

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment (“First Amendment”) to the Consulting Agreement is entered into on September 26, 2012 (“First Amendment Effective Date”) by Metabolex, Inc., a Delaware corporation located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”), and SNPLive, LLC, a company with a mailing address at 5086 Holborn Way, San Ramon, CA 94582 (“Consultant”).

BACKGROUND

Metabolex and Consultant entered into the Consulting Agreement on June 27, 2012, which automatically terminates on September 30, 2012. Metabolex wishes to continue working with Consultant and Consultant wishes to continue providing Services to Metabolex under the terms of the Consulting Agreement and this First Amendment.

Accordingly, Metabolex and Consultant agree as follows:

AMENDMENT

1.	Term and Termination. The first sentence of Section 8 of the Consulting Agreement is hereby amended by replacing “September 30, 2012” with “December 31, 2012.”

EXCEPT AS MODIFIED BY THIS FIRST AMENDMENT, all terms of the Consulting Agreement remain unchanged, in full force and effect, and binding upon the parties hereto.

This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and PDF signatures have the same effect as original signatures.

The parties are signing this First Amendment on the First Amendment Effective Date.

Metabolex, Inc.		SNPLive, LLC

By:		By:
Name:	Charles A. McWherter	Name:	Sujal Shah
Title:	SVP, Research & Preclinical Development	Title:	President

SECOND AMENDMENT TO CONSULTING AGREEMENT

This Second Amendment to the Consulting Agreement (“Second Amendment”) is entered into on December 31, 2012 (“Second Amendment Effective Date”) by Metabolex, Inc., a Delaware corporation located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”), and SNPLive, LLC, a company with a mailing address at 5086 Holborn Way, San Ramon, CA 94582 (“Consultant”).

BACKGROUND

Metabolex and Consultant entered into the Consulting Agreement on June 27, 2012, which automatically terminated on September 30, 2012. Metabolex and Consultant then entered into a First Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to December 31, 2012. Metabolex wishes to continue working with Consultant and Consultant wishes to continue providing Services to Metabolex under the terms of the Consulting Agreement and this Second Amendment.

Accordingly, Metabolex and Consultant agree as follows:

AMENDMENT

1.	Term and Termination. The first sentence of Section 8 of the Consulting Agreement is hereby amended by replacing “September 30, 2012” with “January 31, 2013.”

Except as modified by this Second Amendment, all terms of the Consulting Agreement remain unchanged, in full force and effect, and binding upon the parties hereto.

This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and PDF signatures have the same effect as original signatures.

The parties are signing this Second Amendment on the Second Amendment Effective Date.

Metabolex, Inc.	SNPLive, LLC

By:	By:

Name:	Charles A. McWherter	Name:	Sujal Shah

Title:	SVP, Research & Preclinical Development	Title:	President

THIRD AMENDMENT TO CONSULTING AGREEMENT

This Third Amendment to the Consulting Agreement (“Third Amendment”) is entered into on January 29, 2012 (“Third Amendment Effective Date”) by Metabolex, Inc., a Delaware corporation located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”), and SNPLive, LLC, a company with a mailing address at 5086 Holborn Way, San Ramon, CA 94582 (“Consultant”).

BACKGROUND

Metabolex and Consultant entered into the Consulting Agreement on June 27, 2012, which automatically terminated on September 30, 2012. Metabolex and Consultant then entered into (1) a First Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to December 31, 2012 and (2) a Second Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to January 31, 2013.

Metabolex wishes to continue working with Consultant and Consultant wishes to continue providing Services to Metabolex under the terms of the Consulting Agreement and this Third Amendment.

Accordingly, Metabolex and Consultant agree as follows:

AMENDMENT

1.	Term and Termination. The first sentence of Section 8 of the Consulting Agreement is hereby amended by replacing “September 30, 2012” with “March 31, 2013.”

Except as modified by this Third Amendment, all terms of the Consulting Agreement remain unchanged, in full force and effect, and binding upon the parties hereto.

This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and PDF signatures have the same effect as original signatures.

The parties are signing this Third Amendment on the Third Amendment Effective Date.

Metabolex, Inc.	SNPLive, LLC

By:	By:

Name:	Charles A. McWherter	Name:	Sujal Shah

Title:	SVP, Research & Preclinical Development	Title:	President

FOURTH AMENDMENT TO CONSULTING AGREEMENT

This Fourth Amendment to the Consulting Agreement (“Fourth Amendment”) is entered into on March 28,2013 (“Fourth Amendment Effective Date”) by Metabolex, Inc., a Delaware corporation located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”), and SNPLive, LLC, a company with a mailing address at 5086 Holborn Way, San Ramon, CA 94582 (“Consultant”).

BACKGROUND

Metabolex and Consultant entered into the Consulting Agreement on June 27,2012, which automatically terminated on September 30, 2012. Metabolex and Consultant then entered into (1) a First Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to December 31, 2012 (2) a Second Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to January 31, 2013 and (3) a Third Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to March 31, 2013.

Metabolex wishes to continue working with Consultant and Consultant wishes to continue providing Services to Metabolex under the terms of the Consulting Agreement and this Fourth Amendment.

Accordingly, Metabolex and Consultant agree as follows:

AMENDMENT

1.	Term and Termination. The first sentence of Section 8 of the Consulting Agreement is hereby amended by replacing “March 31, 2013” with “June 30, 2013.”

Except as modified by this Fourth Amendment, all terms of the Consulting Agreement remain unchanged, in full force and effect, and binding upon the parties hereto.

This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and PDF signatures have the same effect as original signatures.

The parties are signing this Fourth Amendment on the Fourth Amendment Effective Date.

Metabolex, Inc.	SNPLive, LLC

By:	By:

Name:	Charles A. McWherter	Name:	Sujal Shah

Title:	SVP, Research & Preclinical Development	Title:	President

FIFTH AMENDMENT TO CONSULTING AGREEMENT

This Fifth Amendment to the Consulting Agreement (“Fifth Amendment”) is entered into on June 27, 2013 (“Fifth Amendment Effective Date”) by Metabolex, Inc., a Delaware corporation located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”), and SNPLive, LLC, a company with a mailing address at 5086 Holborn Way, San Ramon, CA 94582 (“Consultant”).

BACKGROUND

Metabolex and Consultant entered into the Consulting Agreement on June 27, 2012, which automatically terminated on September 30, 2012. Metabolex and Consultant then entered into (1) a First Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to December 31, 2012 (2) a Second Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to January 31, 2013 (3) a Third Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to March 31, 2013 and (4) a Fourth Amendment to the Consulting Agreement which extended the term of the Consulting Agreement to June 30, 2013.

Metabolex wishes to continue working with Consultant and Consultant wishes to continue providing Services to Metabolex under the terms of the Consulting Agreement and this Fifth Amendment.

Accordingly, Metabolex and Consultant agree as follows:

AMENDMENT

1.	Term and Termination. The first sentence of Section 8 of the Consulting Agreement is hereby amended by replacing “June 30, 2013” with “September 30, 2013.”

Except as modified by this Fifth Amendment, all terms of the Consulting Agreement remain unchanged, in full force and effect, and binding upon the parties hereto.

This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and PDF signatures have the same effect as original signatures.

The parties are signing this Fifth Amendment on the Fifth Amendment Effective Date.

Metabolex, Inc.	SNPLive, LLC

By:	By:

Name:	Charles A. McWherter	Name:	Sujal Shah

Title:	SVP, Research & Preclinical Development	Title:	President